Exhibit 99.1

Daybreak Announces Appointment
of President and Chief Executive Officer

SPOKANE, Wash., October 23, 2008 -- Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM) (“Daybreak” or the “Company”) a Washington Corporation, today announced that the Company's Board of Directors has named James F. Westmoreland, 52, as President and Chief Executive Officer. Timothy R. Lindsey, a Director, has held these offices on an interim basis since December 2007.  Mr. Lindsey was appointed to the Board of Directors in January 2007, and will continue to serve on the Board.  Mr. Westmoreland was also elected to the Company’s board of directors, effective immediately.  The addition of Mr. Westmoreland expands the size of the Company’s board of directors to six members.

In addition to the duties as President and Chief Executive Officer, Mr. Westmoreland will continue as the principal finance and accounting officer for the immediate future.  Mr. Westmoreland served as the Interim Chief Financial Officer of the Company from December 2007 until April 2008, when he was appointed, and has since served as Executive Vice President and Chief Financial Officer.   Mr. Westmoreland previously consulted with the Company on various accounting and finance matters commencing in August 2007.  Prior to that time, Mr. Westmoreland was employed by The Houston Exploration Company, serving in various financial and accounting capacities for 21 years, including Vice President, Controller and Corporate Secretary, serving as its Vice President and Chief Accounting Officer from October 1995 until its acquisition by Forest Oil Company in June 2007.  Mr. Westmoreland has 30 years of experience in oil and gas accounting, finance, corporate compliance and governance, both in the public and private sector.  He earned his B.A. in accounting from the University of Houston.

Dale Lavigne, Chairman of the Board of Directors, stated, “We were very fortunate to have Tim on our team.  With his leadership, he repositioned the Company to capitalize on its assets and set the Company up to be able to re-focus its efforts on projects which will allow the Company to grow towards profitability.  It was always Tim’s intention, as Interim President and CEO, to work toward this goal and to turn the Company over to a successor. As part of his effort he brought Jim Westmoreland on to our team.  Jim was instrumental in implementing Tim’s plan and we are looking forward to him leading Daybreak towards reserve growth and profitability.”

Commenting in Houston, Mr. Lindsey added, “We are very fortunate to have a person of Jim’s caliber assume this leadership role for the Company.  Daybreak is positioned to move forward as an early-stage exploration company with immediate near-term opportunities.  The asset portfolio has been re-structured to afford the Company both technical and financial flexibility.  We have a solid management team, prospect inventory, and cash to implement our California exploration drilling program which is expected to begin in the coming weeks.  I look forward to continued participation on the Board.”

Daybreak Oil and Gas, Inc. is an independent oil and gas company engaged in the exploration, development and production of oil and gas.  The Company holds projects in Alabama, California, Louisiana, and Texas.

For more information about Daybreak Oil and Gas Inc., please visit its website at www.daybreakoilandgas.com.

Contact:

James F. Westmoreland
281-996-4176
713-829-6062
jimw@daybreakoilandgas.com

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "should", "up to", "approximately", "likely", or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.